EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is P.O. Box 506625 Dubai, United Arab Emirates.

Name of Designated Filer:  Senate Limited, Trustee
Date of Event Requiring Statement:  March 20, 2014

Issuer Name and Ticker or Trading Symbol:  SONUS NETWORKS INC [SONS]

/s/ Mark A. Stoleson
Mark A. Stoleson, Director of Senate Limited

GALAHAD SECURITIES LIMITED

By:	/s/ Mark A. Stoleson
Mark A. Stoleson, Director

LEGATUM CAPITAL LIMITED

By:	/s/ Mark A. Stoleson
Mark A. Stoleson, Director

LEGATUM GLOBAL HOLDINGS LIMITED

By:	/s/ Mark A. Stoleson
Mark A. Stoleson, Director

SENATE LIMITED, acting on behalf of that certain trust formed under the laws of the Cayman Islands as of 1 July, 1996

By:	/s/ Mark A. Stoleson
Mark A. Stoleson, Director